NINETEENTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Nineteenth Amendment to Employment Agreement is made and entered into as of March 15, 2010, by and between PriceSmart, Inc., a Delaware Corporation ("Employer") and Thomas Martin ("Executive").

Recitals

A)	On March 31, 1998 an Employment Agreement was made and entered into by and between Employer and Executive.

B)	Said Employment Agreement has been amended on eighteen prior occasions;

C)	Employer and Executive now desire to amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.           Section 3.1 of the Employment Agreement, which provides:

3.1           Term.  The term of Executive's employment hereunder shall commence on April 1, 1998 and shall continue until March 31, 2010 unless sooner terminated or extended as hereinafter provided (the "Employment Term").

is hereby amended, effective as of March 15, 2010, to provide as follows:

3.1           Term.  The term of Executive's employment hereunder shall commence on April 1, 1998 and shall continue until March 31, 2011 unless sooner terminated or extended as hereinafter provided (the "Employment Term").

2.	All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE                                                                                                EMPLOYER

                      PRICESMART, INC.

Thomas Martin                                                                           By: ___________________

______________________                                                   Name: Jose Luis Laparte

                          Its: President